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                                                                     EXHIBIT 8.1


                              September 25, 1995


American Health Properties, Inc.
6400 South Fiddler's Green Circle, Suite 1800
Englewood, Colorado 80111

            Re: Registration Statement on Form S-3 Relating to $275,000,000 Aggregate Principal Amount of Equity Securities and Debt Securities

Ladies and Gentlemen:

           In connection with the Registration Statement on Form S-3 (the "Registration Statement"), Registration No. 33-61895, filed by American Health Properties, Inc. (the "Company"), with the Securities and Exchange Commission relating to the registration by the Company under the Securities Act of 1933, as amended, of up to $275,000,000 aggregate principal amount of equity securities and debt securities, you have requested our opinion regarding the correctness of the summaries of the federal income tax law set forth in the section of the Registration Statement entitled "Federal Income Tax Considerations."

           Our opinion is based on our interpretation of the relevant statutes, regulations, and administrative and judicial decisions and interpretations in effect on the date hereof, and we can offer no assurance that such statutes, regulations, decisions and interpretations will not be amended, revoked or modified in a manner that would affect our opinion. In rendering this opinion, we have reviewed and have relied upon the statements as to matters of fact set forth in the Registration Statement. In rendering this opinion we have also made such other examinations of matters of fact and of law as we considered appropriate or advisable for purposes hereof.

           Based upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement under the caption "Federal Income Tax Considerations," insofar as such statements constitute statements of federal income tax law, are correct in all material respects.

           We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to us under the captions "Federal Income Tax Considerations" and "Validity of Securities" in the Prospectus and Prospectus Supplement comprising a part of the Registration Statement.


                                       Very truly yours,



                                       /s/ DAVIS, GRAHAM & STUBBS, L.L.C.
                                       Davis, Graham & Stubbs, L.L.C.